EXHIBIT 99.0



For Immediate           Contacts:  News Media                Investor Relations
Release                            Lisa Marie Bongiovanni    Jessica Fisher
7/19/00                            310-252-3524              310-252-2703
                                   bongiovl@mattel.com       fisherje@mattel.com


              MATTEL REPORTS SECOND QUARTER RESULTS
              -------------------------------------
        Barbie and Other Core Brands Demonstrate Strength


LOS ANGELES, July 20, 2000 - Mattel, Inc. (NYSE:MAT) today reported 2000 second quarter income from continuing operations of $6.0 million or $.01 per share, versus underlying income of $16.5 million or $.04 per share in the 1999 second quarter. Net sales from continuing operations were $817.8 million, a 2 percent increase, or 4 percent in local currency, from $802.3 million in last year's second quarter.


"Led by growth in our core brands, including Barbie, Fisher-Price and Hot Wheels, Mattel has experienced increased sales domestically for the third quarter in a row," said Robert A. Eckert, chairman and chief executive officer of Mattel. "International markets proved to be difficult in the first half of this year as retailers, specifically in Europe, continue to adjust to just-in-time inventories and the impact of a strong dollar. Based on retail sell through, we expect to see an improvement in international sales during the second half of the year."

On a regional basis, sales from continuing operations increased 7 percent in the U.S., and were down 9 percent in international markets, or down 3 percent in local currency.

GIRLS
With worldwide gross sales at $315.3 million for the quarter, the Girls division, which includes the Barbie, Polly Pocket!, and Cabbage Patch Kids brands, grew by 1 percent. Barbie sales advanced 5 percent worldwide.

INFANT AND PRESCHOOL
Worldwide gross sales for the Infant and Preschool division, which includes the Fisher-Price, Sesame Street and Disney brands, were $305.1 million, or flat, for the quarter. Robust domestic growth in core Fisher-Price brands offset declines in international sales and licensed character products.

BOYS-ENTERTAINMENT
Consisting of the Wheels and Entertainment categories, the Boys-
Entertainment division experienced a 2 percent increase in worldwide sales, with flat domestic sales and increased international sales. The Wheels category, with worldwide quarterly gross sales at $130.1 million, grew by 1 percent; and the Entertainment category, with worldwide quarterly gross sales at $67.1 million, grew by 4 percent.

Available in U.S. markets only, gross sales for the Direct
Marketing division, which includes Pleasant Company, and the Barbie Collector and Fisher-Price catalogs, were $41.8 million for the quarter, an increase of 15 percent.

As previously announced, Mattel Interactive is being treated as a discontinued operation in the company's financial statements.
The sales process continues for Mattel's software business.

Mattel, Inc. is a worldwide leader in the design, manufacture and marketing of family products. With headquarters in El Segundo, Calif., Mattel has offices and facilities in 36 foreign countries and sells its products in more than 150 nations throughout the world.


Note:
Forward-looking statements included in this release with respect to the financial condition, results of operations and business of the company, which include, but are not limited to sales levels, restructuring and integration charges, special charges, other non-recurring charges, cost savings, operating efficiencies and profitability, are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include without limitation:
the company's dependence on the timely development, manufacture, introduction and customer acceptance of new products; significant changes in buying patterns of major customers; uncertainty regarding the sale of the company's software business; possible weaknesses of international markets; the impact of competition on
revenues and margins; the effect of currency fluctuations on reportable income; unanticipated negative results of litigation, governmental proceedings or environmental matters; and other risks and uncertainties as may be detailed from time to time in the company's public announcements and SEC filings.
                              -###-


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

                                       MATTEL, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           FOR THE                      FOR THE
                                                      THREE MONTHS ENDED            SIX MONTHS ENDED
                                                  -------------------------    -------------------------
                                                   June 30,       June 30,      June 30,       June 30,
(In thousands, except per share amounts)             2000           1999          2000           1999
----------------------------------------          ----------     ----------    ----------     ----------
Net Sales                                         $  817,797     $  802,271    $1,511,058     $1,490,586
  Cost of sales                                      453,918        442,612       832,822        815,553
                                                  ----------     ----------    ----------     ----------
Gross Profit                                         363,879        359,659       678,236        675,033

  Advertising and promotion expenses                  98,586         96,875       189,873        188,036
  Other selling and administrative expenses (a)      218,711        198,511       472,910        400,030
  Restructuring and other charges (b)                 (2,000)       293,100        (2,000)       293,100
  Other (income) expense, net                         (9,026)           985       (15,399)         3,229
                                                  ----------     ----------    ----------     ----------
Operating Income (Loss) Before Amortization           57,608       (229,812)       32,852       (209,362)
  Amortization of intangibles                         13,373         12,960        25,905         25,972
                                                  ----------     ----------    ----------     ----------
Operating Income (Loss)                               44,235       (242,772)        6,947       (235,334)
  Interest expense                                    35,945         27,614        60,301         52,472
                                                  ----------     ----------    ----------     ----------
Income (Loss) Before Income Taxes                      8,290       (270,386)      (53,354)      (287,806)
  Provision (benefit) for income taxes                 2,285        (59,405)      (14,729)       (64,195)
                                                  ----------     ----------    ----------     ----------
Income (Loss) From Continuing Operations               6,005       (210,981)      (38,625)      (223,611)
Income (Loss) From Discontinued Operations (c)             -          6,647      (126,606)        24,326
                                                  ----------     ----------    ----------     ----------
Net Income (Loss)                                      6,005       (204,334)     (165,231)      (199,285)
  Less: dividends on convertible preferred stock           -          1,990             -          3,980
                                                  ----------     ----------    ----------     ----------
Net Income (Loss) Applicable to Common Shares     $    6,005     $ (206,324)   $ (165,231)    $ (203,265)
                                                  ==========     ==========    ==========     ==========


Income (Loss) Per Share - Basic (c)
  Income (Loss) From Continuing Operations        $     0.01     $    (0.52)   $    (0.09)    $    (0.56)
  Income (Loss) From Discontinued Operations               -           0.02         (0.30)          0.06
                                                  ----------     ----------    ----------     ----------
  Net Income (Loss) Per Share - Basic             $     0.01     $    (0.50)   $    (0.39)    $    (0.50)
                                                  ==========     ==========    ==========     ==========
Average Number of Common Shares
  Outstanding - Basic                                425,818        409,040       425,655        402,786
                                                  ==========     ==========    ==========     ==========

Income (Loss) Per Share - Diluted (c)
  Income (Loss) From Continuing Operations        $     0.01     $    (0.52)   $    (0.09)    $    (0.56)
  Income (Loss) From Discontinued Operations               -           0.02         (0.30)          0.06
                                                  ----------     ----------    ----------     ----------
  Net Income (Loss) Per Share - Diluted           $     0.01     $    (0.50)   $    (0.39)    $    (0.50)
                                                  ==========     ==========    ==========     ==========

Average Number of Common and Common
  Equivalent Shares Outstanding - Diluted            427,782        409,040       425,655        402,786
                                                  ==========     ==========    ==========     ==========


                                 MATTEL, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS


                                                    June 30,       June 30,       Dec. 31,
(In thousands)                                        2000           1999           1999
--------------                                    -----------    -----------    -----------
ASSETS
  Cash                                            $   129,693    $    53,922    $   247,354
  Accounts receivable, net                          1,057,388      1,064,066      1,001,972
  Inventories                                         633,513        615,188        436,316
  Prepaid expenses and other current assets           206,743        240,602        166,217
                                                  -----------    -----------    -----------
    Total current assets                            2,027,337      1,973,778      1,851,859

  Property, plant and equipment, net                  678,643        710,460        724,791
  Other assets                                      1,716,192      1,453,259      1,635,328
  Net investment in discontinued operations (c)       378,571        509,353        461,986
                                                  -----------    -----------    -----------
    Total Assets                                  $ 4,800,743    $ 4,646,850    $ 4,673,964
                                                  ===========    ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
  Short-term borrowings                           $ 1,220,185    $   658,719    $   369,549
  Current portion of long-term liabilities              2,708        133,344          3,173
  Accounts payable and accrued liabilities            653,418        819,017      1,007,910
  Income taxes payable                                163,397         90,718        184,789
                                                  -----------    -----------    -----------
    Total current liabilities                       2,039,708      1,701,798      1,565,421

  Senior notes                                        300,000        300,000        400,000
  Medium-term notes                                   540,500        540,500        540,500
  Long-term debt                                       42,042         42,701         42,380
  Other long-term liabilities                         182,660        158,301        162,976
  Stockholders' equity                              1,695,833      1,903,550      1,962,687
                                                  -----------    -----------    -----------
    Total Liabilities and Stockholders' Equity    $ 4,800,743    $ 4,646,850    $ 4,673,964
                                                  ===========    ===========    ===========

(a) Includes a $38.4 million after-tax charge for compensation expense, including forgiveness of certain executive loans, related to the departure of certain senior executives in the first quarter of 2000.  The impact of this charge on earnings was $0.09 per share.
(b) The nonrecurring credit in the second quarter of 2000 represents net adjustments made to the restructuring and nonrecurring charges recorded in 1999.  In the second quarter of 1999, Mattel incurred a $227 million after-tax charge for integration, restructuring and other charges.  The impact of this charge on earnings was $0.56 per share for both the quarter and six month periods.
(c) The Consumer Software segment is being reported as a discontinued operation effective
    March 31, 2000, and the consolidated financial statements have been reclassified to segregate the net investment in and operating results of the Consumer Software segment.

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